Exhibit 5.1

                       NYEMASTER, GOODE, MCLAUGHLIN, VOIGTS
                             WEST, HANSELL & O'BRIEN

                            A Professional Corporation
                          Attorneys and Counselors at Law

                                                               515-283-3121

                                                           17th Floor Fax No.
                                                               515-283-8022



                                  March 22, 1996

                                                                EXHIBIT 5.1 TO
                                                        REGISTRATION STATEMENT

Equitable of Iowa Companies
P.O. Box 1635
Des Moines, Iowa  50306-1635

     RE: Registration of $300,000,000 in Securities of Equitable of Iowa Companies

Ladies and Gentlemen:

     We have acted as counsel to Equitable of Iowa Companies, an Iowa corporation ("EIC"), in connection with the registration statement on Form
S-3 (the "Registration Statement") being filed by EIC with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration of $300,000,000 of the following securities of EIC: unsecured debt securities (the "Debt Securities"), shares of serial preferred stock, without par value (the "Preferred Stock"), shares of common stock, without par value (the "Common Stock") and warrants to purchase Debt Securities, Preferred Stock or Common Stock or any combination thereof, as shall be designated by the Company at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of the offering. The Registration Statement also relates to the guarantee by EIC of preferred securities of Equitable of Iowa Companies Capital Trust pursuant to a guarantee agreement to be entered into by EIC (the "Preferred Securities Guarantee Agreement"). The Debt Securities will be issued under an Indenture (the "Indenture") between EIC and The First National Bank of Chicago as Trustee in the form incorporated as an exhibit to the Registration Statement.

     In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, it is our opinion that:

1. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture, including any necessary supplemental indenture, filed as an exhibit to the Registration
     Statement shall have been duly executed and delivered by EIC and the Trustee and qualified under the Trust Indenture Act of 1939, as amended;
     (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Board Resolution or Officers' Certificate within the meaning of the Indenture shall have been duly issued, or supplemental indenture entered into, in accordance with the Indenture detailing the establishment of such series of Debt Securities; and (iv) such series of Debt Securities shall have been duly executed and authenticated and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, each series of Debt Securities will be legally issued and binding obligations of EIC (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

2. When the Common Stock has been duly issued and the consideration therefor has been received by EIC, the Common Stock will be legally issued, fully paid and nonassessable.

3. When (i) the Board of Directors of EIC has duly adopted resolutions specifying the terms and conditions of the applicable series of Preferred Stock; (ii) EIC has filed with the Iowa Secretary of State articles of amendment with respect to such series of Preferred Stock; and (iii) such series of Preferred Stock has been duly issued and the consideration therefor has been received by EIC, each series of Preferred Stock will be legally issued, fully paid and nonassessable.

4. When (i) the Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly executed and delivered; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon EIC and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over EIC; and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will be legally issued and binding obligations of EIC (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).


5. When the Preferred Securities Guarantee has been duly executed and delivered by EIC and the preferred guarantee trustee, the Preferred Securities Guarantee will constitute the legal and binding obligation of EIC (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the securities to be registered pursuant to the Registration Statement. Without limiting the generality of the foregoing, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

     This opinion is limited to the laws of the State of Iowa and of the United States of America to the extent applicable.

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to all references to this law firm in the Registration Statement or the Prospectus included therein.

                              Respectfully submitted,

                              Nyemaster, Goode, McLaughlin,
                                Voigts, West, Hansell &
                                     O'Brien, P.C.



                              By  /s/ G. R. Neumann
                                  G. R. Neumann


GRN:pjt